UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2012

Acacia Diversified Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas	1-14088	75-2095676
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3512 E. Silver Springs Blvd - #243, Ocala, FL 34470
(Address of Principal Executive Offices)

(877) 513-6294
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Acacia Automotive, Inc. ("Acacia") and Steven L. Sample (“Mr. Sample”), Acacia's chairman, chief executive officer, and president entered into a settlement agreement and release (the "Agreement"), effective as of February, 2012, settling and releasing all of their respective claims in two lawsuits in the United States District Court for the Southern District of Ohio captioned as: (i) Alexis Ann Jacobs (as Plaintiff) v. Acacia Chattanooga Vehicle Auction, et al (as Defendants) in Case Number 2:10-cv-00912-GCS-MRA; and (ii) Acacia Automotive, Inc., et al (as Plaintiffs) v. Alexis Ann Jacobs, et al (as Defendants) in Case Number 2:10-cv-00995-GCS-MRA.

On September 17, 2010, a dispute arose between the Company and Ms. Alexis Ann Jacobs (“Jacobs”), the principal seller of the Chattanooga Auto Auction and the party that also leased to and provided a line of credit for use by the Company’s Acacia Chattanooga Vehicle Auction, Inc. (“ACVA”) subsidiary).

On September 24, 2010, Ms. Alexis Ann Jacobs (“Jacobs”) caused a complaint to be filed in the United States District Court for the Southern District of Ohio, Eastern Division, naming the Company, its wholly-owned subsidiary Acacia Chattanooga Vehicle Auction, Inc. (“ACVA”) and its Chief Executive Officer, Mr. Steven Sample as defendants (the “Complaint”). Jacobs was principal seller of the assets and business of the Chattanooga Auto Auction Limited Liability Company (e.g., the principal assets of ACVA) and also leased the facility to and provided a financing facility to the Company’s ACVA subsidiary.  The Complaint alleged that events of default had occurred in regard to ACVA’s obligations pursuant to a certain loan note and related agreements (the “Agreements”), claims the Company vigorously disputed.

The Company’s Acacia Chattanooga subsidiary was current in all rent payments and payments due under the line of credit at the time of Jacobs’ claims and prior thereto, and upon learning of these actions, the Company, its subsidiary, and Mr. Sample adamantly denied that there had been an event of default under any agreement with Ms. Jacobs and that Ms. Jacobs’s litigation was without merit. The Company vigorously defended the action.  The Company, ACVA, and Mr. Sample further denied that the Putative Attorney selected by Jacobs had the power to represent them or to file the Cognovit Complaints or the Stipulation of Dismissal with the Federal Court or the Cognovit Complaint with the Court of Common Pleas.

Failing to gain a timely cognovit judgment as anticipated, Jacobs then on October 7, 2010, withdrew her complaint from the Federal Court and again attempted to gain a cognovit judgment in the Court of Common Please in Franklin County, Columbus, Ohio.  Pursuant to the actions of Whann and Jacobs, the Company subsequently discontinued its legal representation of ACVA, which had come to be under the control of those parties.

On October 12, 2010, the Company filed a Notice of Removal to move the case from the Court of Common Pleas back to the United States District Court and would thereafter answer the Complaint and file counterclaims against Jacobs, alleging, among other things, that Jacobs’ declaration of default was wrongful and malicious, having no basis in fact.  The Company’s case also made other allegations against the parties.

On November 5, 2010, the Company and Mr. Sample filed a separate complaint in the same United States District Court naming Jacobs, Keith E. Whann, CAA Liquidation, LLC (the renamed entity that sold the Chattanooga assets to the Company), Auction Venture Limited Liability Company (the Lessor of the Chattanooga facility to ACVA), Tony Moorby (an ex-officer and director of the Company who had become employed by Jacobs), and John David Bynum (also and ex-officer and director of the Company who had become employed by Jacobs).  The Company sought a declaratory judgment and injunctive relief against all those named parties.

The litigants would eventually enter into discussions resulting in a full Settlement Agreement and Release in both litigations (the “Settlement Agreement”) on February 28, 2012, effectively ending the ongoing litigation and disputes between the parties.

Jacobs released the Company and Sample from all obligations relating to leases, credit lines, and other matters relating to her complaint in exchange for the payment of $150,000 by ACVA to Jacobs.  Additionally, the Company acquiesced to allowing ACVA sell to CAA Liquidation for the sum of $5,000 the assets it originally acquired from CAA for the same cost.

The Settlement Agreement provided for the Company and Mr. Sample to release Ms. Jacobs and the others from all obligations relating to their complaint in exchange for the release of all claims by Jacobs for amounts due under the line of credit, the lease, and otherwise, and further provided for the return to the Company for cancellation by Mr. Moorby of his 500,000 shares of common stock awarded at hire.  Additionally, Mr. Moorby, Mr. Bynum, and their respective families were required to return to Mr. Sample 42,000 shares of Acacia common stock he had gifted to them.  Ms. Jacobs and Mr. Whann provided affidavits for the return and cancellation of 20,000 shares of Acacia common stock the Company claims to have issued but which Jacobs and Whann claim they never received. Ms. Jacobs, Mr. Whann, Mr. Moorby, and Mr. Bynum were also enjoined from competing against the Company at its Augusta location for a period of 12 to 24 months and within a radius of 50 to 150 miles.

On March 6, 2012 the Company filed with the United States Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K, which is incorporated herein by reference, indicating the Company and Mr. Sample had reached a Settlement Agreement concluding the litigation with Mr. Moorby and Mr. Bynum in Case No. 2:10-cv-995, and on that same date filed a separate Current Report on Form 8-K, which is also incorporated herein by reference, indicating the Company and Mr. Sample had reached a Settlement Agreement concluding the litigation with Ms. Jacobs et al in Case No. 2:10-cv-912.

 As a result of all the aforegoing, the Company deemed its Chattanooga subsidiary’s operations to have been effectively discontinued as of August 31, 2010. The financial statements contained in the Company’s Quarterly Report filed concomitant with this date on Form 10-Q reflect this determination as the Company booked a net income from discontinued operations in Chattanooga of $11,556 and $108,646 for the three months and nine months ended September 30, 2010, respectively.

The Settlement Agreement does not constitute an admission by the Company, Mr. Sample, Ms. Jacobs, Mr. Whann, Mr. Moorby, or Mr. Bynum of any liability or violation of law. All the parties to the Settlement Agreement agreed to a mutual non-disparagement agreement and release from any liabilities or future litigations.

The foregoing description of the Settlement Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed together with supporting schedules thereto as Exhibits to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 8.01.  Other Events

On August 27, 2012 On March 6, 2012 the Company filed with the United States Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K, which is incorporated herein by reference, indicating the Company had obtained shareholder approval to change its name from Acacia Automotive, Inc. to Acacia Diversified Holdings, Inc.  On October 18, 2012 the Company changed its name from Acacia Automotive, Inc. to Acacia Diversified Holdings, Inc.  The Company will continue to file its Annual Reports 10-K through the period ended December 31, 2011, and its Quarterly Reports 10-Q through the period ended September 30, 2012 under the name Acacia Automotive, Inc.  However, the Company will file any interim 8-K Current Reports or other special reports under the name Acacia Diversified Holdings, Inc. effective with the changing of its name.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.01 – Settlement Agreement and Release dated February 28, 2012

Exhibit 10.02 – Exhibit A Bill of Sale

Exhibit 10.03 – Exhibit B Novation Agreement

Exhibit 10.04 – Exhibit C Lease Termination

Exhibit 10.05 – Exhibit D Director Actions

Exhibit 10.06 – Exhibit E Shareholder Actions

Exhibit 10.07 – Exhibit F Consent Agreement

Exhibit 10.08 – Exhibit G General Release

Exhibit 10.09 – Exhibit H Release by CAA

Exhibit 10.10 – Exhibit I Form of 8-K

Exhibit 10.11 – Case Number 912 Filed Agreed Dismissal Entry

Exhibit 10.12 – Case Number 995 Filed Agreed Dismissal Entry

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2012	ACACIA DIVERSIFIED HOLDINGS, INC.
(Previously ACACIA AUTOMOTIVE, INC.)

/s/ Steven L. Sample
By: Steven L. Sample
Its: Chief Executive Officer